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                                                                     EXHIBIT 5.1

                    [Long Aldridge & Norman LLP Letterhead]

                                October 6, 2000


World Access, Inc.
945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia  30326

         RE:      REGISTRATION STATEMENT ON FORM S-4 OF WORLD  ACCESS, INC.

Ladies and Gentlemen:

         We have acted as counsel to World Access, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (SEC Registration No. 333-37750) (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 52,743,849 shares (the "Shares") of the Company's common stock, $.01 par value per share. The Company proposes to issue the Shares in connection with two business combinations. The first proposed business combination consists of a transaction in which STAR Telecommunications, Inc., a Delaware corporation ("STAR"), will become a wholly-owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of February 11, 2000, as amended June 7, 2000 and October 6, 2000 (the "STAR Merger Agreement"), among the Company, STAR and STI Merger Co., a Delaware corporation and wholly-owned subsidiary of the Company (the "STAR Merger"). The second proposed business combination consists of a transaction in which Communication TeleSystems International d/b/a WORLDxCHANGE Communications, a California corporation ("WORLDxCHANGE"), will become a wholly-owned subsidiary of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of February 11, 2000, as amended May 23, 2000 (the "WORLDxCHANGE Merger Agreement"), among the Company, WORLDxCHANGE and WORLDxCHANGE Communications, Inc. (f/k/a CTI Merger Co.), a Delaware corporation and wholly-owned subsidiary of the Company (the "WORLDxCHANGE Merger").

         Our Opinions (as defined below) are furnished solely with regard to the Registration Statement, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinions, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances, including: (i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended through the date hereof; (ii) the Registration Statement; (iii) the minutes of the proceedings of the Board of Directors of the Company; (iv) the STAR Merger Agreement; and (v) the WORLDxCHANGE Merger Agreement. In making all of our examinations, we assumed (x) the legal capacity of all natural persons, (y) the approval by the shareholders of the Company of the STAR Merger Agreement and the WORLDxCHANGE Merger Agreement and the transactions

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World Access, Inc.
October 6, 2000
Page 2


         contemplated thereby, and an amendment to Article IV of the Amended Certificate of Incorporation increasing the number of authorized shares of common stock from 150,000,000 shares to 290,000,000 shares, and (z) the due filing of a certificate of amendment reflecting the increase to 290,000,000 shares of authorized common stock with the office of the Delaware Secretary of State. We have also assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. We further have assumed the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to all questions of fact that are material to our Opinions, we have relied upon the factual statements set forth in a certificate of an officer of the Company and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Because the Company is organized under, and the subject of each of our Opinions therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware Code"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware Code that are on the date hereof in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares. The Opinions hereinafter set forth are based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         The only opinions rendered by this firm are in numbered paragraphs (1) and (2) below (our "Opinions"), and no other opinion is implied or to be inferred. Additionally, our Opinions are based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Based on and subject to the foregoing, we are of the opinion that:

         (1) The Shares to be issued in the STAR Merger upon conversion of and in exchange for the shares of STAR capital stock issued and outstanding immediately prior to the effective time of the STAR Merger, when issued in accordance with the terms of the STAR Merger Agreement, will be validly issued, fully paid and nonassessable.

         (2) The Shares to be issued in the WORLDxCHANGE Merger upon conversion of and in exchange for the shares of WORLDxCHANGE capital stock issued and outstanding immediately prior to the effective time of the WORLDxCHANGE Merger, when issued in accordance with the terms of the WORLDxCHANGE Merger Agreement, will be validly issued, fully paid and nonassessable.

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World Access, Inc.
October 6, 2000
Page 3


         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement. This letter supercedes in its entirety our opinion letter of September 8, 2000 filed as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             LONG ALDRIDGE & NORMAN LLP


                                             By: /s/ Leonard A. Silverstein
                                                --------------------------------
                                                 Leonard A. Silverstein

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                               WORLD ACCESS, INC.

                             CERTIFICATE OF OFFICER

         The undersigned, MARK A. GERGEL, in his capacity as Executive Vice President - Business Development of World Access, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

         1. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company, including all amendments and changes thereto, or restatements thereof. No amendment or other document relating to or affecting the Certificate of Incorporation of the Company has been authorized or filed in the office of the Secretary of State of the State of Delaware since June 29, 1999, and such Certificate of Incorporation is in full force and effect on the date hereof.

         2. The Company has at all times had a registered agent and office in the State of Delaware. The Company has filed or caused to be filed all tax returns, annual reports and other filings which are required to be made or filed with the State of Delaware, and all of such filings have been made or effected in a timely manner. The Company has not received any notice from the Secretary of State of the State of Delaware of a determination that any grounds exist for administratively dissolving the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received notice of the commencement of any action to judicially dissolve the Company or any of its subsidiaries. The Company remains in good standing in the State of Delaware.

         3. No proceeding for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets is pending or, to the best of my knowledge, threatened, and no such proceeding is contemplated by the Company.

         4. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Company as in full force and effect on the date hereof, and no proposal for any amendment to such Bylaws of the Company is currently pending.

         5. The minute books and records of the Company relating to all proceedings of the stockholders, the Board of Directors and the committees of the Board of Directors of the Company and its subsidiaries, as the same have been made available for review by Long Aldridge & Norman LLP, counsel for the Company, are the original minute books and records of the Company, or are true, correct and complete copies thereof, with respect to all proceedings of such stockholders, Board of Directors and committees. There have been no material changes, additions or alterations in the minute books, records and other documents that have not been disclosed to such counsel in writing.

         6. The Company and its subsidiaries are duly qualified to do business in all states in which they are required to be so qualified, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

         7. Attached hereto as Exhibit C is a complete and correct copy of the minutes of the meeting (the "Minutes") of the Board of Directors of the Company dated as of February 11, 2000 relating to the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's common stock, $.01 par value per share, in accordance with the terms of a merger transaction with STAR Telecommunications, Inc. and a merger transaction with Communication


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TeleSystems International d/b/a WORLDxCHANGE Communications (collectively, the
"Mergers"). The Minutes were executed in compliance with all procedural or other requirements of the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, as in effect on February 11, 2000. The Minutes have not been modified or rescinded since their execution and are in full force and effect as of the date hereof. The Minutes contain the only resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof relating to the Mergers and the transactions contemplated thereby. The foregoing actions of the Board of Directors are accurately reflected in the minute books of the Company.

         8. Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, approved the Mergers, signed the Minutes or signed any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Registration Statement was at the respective times of such approval or signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         9. The Company is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and during the preceding 12 months, the Company has filed all reports and other materials required to be filed pursuant to the requirements of the Exchange Act.

         10. No consent or state or federal governmental approval or consent is required on the part of the Company for the Mergers, except such consents and approvals as may be required under (i) domestic and foreign antitrust laws; (ii) Blue Sky laws, federal securities laws or state securities governing the issuance of securities pursuant to the Mergers and (iii) the Federal Communications Commission.

         The undersigned understands and acknowledges that this certificate will be relied upon by Long Aldridge & Norman LLP in connection with its opinion to be given pursuant to the Registration Statement.

         IN WITNESS WHEREOF, I have hereunto signed my name as of this 6th day of October, 2000.


                                 /s/ Mark A. Gergel
                                 -----------------------------------------------
                                 Mark A. Gergel
                                 Executive Vice President - Business Development